Exhibit 99.1

Investor Relations contact:

Tel: 415-278-7933

investor_relations@gymboree.com

Media Relations contact:

Tel: 415-278-7493

media_relations@gymboree.com

The Gymboree Corporation Reports Second Quarter of Fiscal 2017 Results

San Francisco, Calif., March 14, 2017 – The Gymboree Corporation (the “Company”) today reported consolidated financial results for the second fiscal quarter ended January 28, 2017. The results disclosed below are from continuing operations of the Company and exclude the discontinued operations of the divested Gymboree Play & Music (“Play & Music”) business (unless otherwise noted), which was sold on July 15, 2016. As a result of the change in the Company’s fiscal year end from the Saturday closest to the end of January to the Saturday closest to the end of July, results for the second quarter of fiscal 2017 ended January 28, 2017 are comparable to results for the fourth quarter of fiscal 2015 ended January 30, 2016.

Second Quarter Fiscal 2017 Overview:

•	Comparable sales (including online sales) decreased 5% during the second quarter of fiscal 2017 compared to the fourth quarter of fiscal 2015;

•	Net loss for the second quarter of fiscal 2017 was $324.9 million, which includes a $368.1 million non-cash goodwill and intangible asset impairment charge and an $11.6 million charge related to excess inventories; and

•	Adjusted EBITDA for the second quarter of fiscal 2017 was $26.2 million compared to $45.5 during for the fourth quarter of fiscal 2015.

Second Quarter Fiscal 2017 compared to Fourth Quarter Fiscal 2015 Results (13 weeks ended January 28, 2017 versus 13 weeks ended January 30, 2016)

•	Net sales were $356.8 million, compared to $381.4 million during the fourth quarter of fiscal 2015.

•	Comparable sales (including online stores) decreased 5% compared to the fourth quarter of fiscal 2015.

•	Comparable sales by brand for the second quarter of fiscal 2017 compared to the fourth quarter of fiscal 2015 and comparable sales by brand for the fourth quarter of fiscal 2015 compared to the fourth quarter of fiscal 2014 were as follows:

Comparable Sales	13 Weeks Ended January 28, 2017	13 Weeks Ended January 30, 2016
Gymboree	-6%	6%
Janie and Jack	1%	11%
Crazy 8	-6%	1%

•	Gross profit was $116.4 million, or 32.6% of net sales, compared to $148.8 million, or 39.0% of net sales, during the fourth quarter of fiscal 2015. The decrease in gross profit quarter-over-quarter was driven primarily by a decrease in comparable store sales attributable to the Gymboree and Crazy 8 brands, an $11.6 million charge related to excess inventories, incremental distribution costs totaling $2.4 million related to expedited shipping costs during the holiday period, and an increase in promotional (markdown) activities.

•	Selling, general and administrative (“SG&A”) expenses were $106.2 million, or 29.8% of net sales, compared to $122.4 million, or 32.1% of net sales, during the fourth quarter of fiscal 2015. As a percentage of net sales, SG&A during the 13 weeks ended January 28, 2017 decreased by 230 basis points primarily due to lower marketing costs, store expenses and incentive compensation.

•	During the quarter ended January 28, 2017, the Company recorded $368.1 million of non-cash goodwill and intangible asset impairment charges in connection with the Company’s recently completed annual goodwill and indefinite-lived intangible asset impairment assessment. The Company started experiencing more difficult traffic and conversion trends beginning in the second quarter of fiscal 2017. The sustained difficult performance was not anticipated in previous projections that assumed an improvement in traffic and conversion trends. As a result, the Company revised its long term assumptions to reflect lower than previously projected revenue and margin growth trends in its Gymboree and Crazy 8 brands. Since these are non-cash impairment charges, they do not have any direct impact on the Company’s liquidity or debt covenants.

•	Loss from continuing operations, net of tax, for the quarter was $324.9 million, which includes a $368.1 million non-cash goodwill and intangible asset impairment charge, an $11.6 million charge related to excess inventories as noted above, and incremental distribution costs totaling $2.4 million related to expedited shipping costs during the holiday period, compared to income from continuing operations, net of tax, of $45.9 million during the fourth quarter of fiscal 2015.

•	Adjusted EBITDA from continuing operations, defined as net (loss) income from continuing operations attributable to The Gymboree Corporation before interest, income taxes, and depreciation and amortization, adjusted for other items as described below, was $26.2 million compared to $45.5 million during the fourth quarter of fiscal 2015. The decrease was attributed primarily to a decrease in comparable sales attributable to the Company’s Gymboree and Crazy 8 brands, an $11.6 million charge related to excess inventories, incremental distribution costs totaling $2.4 million related to expedited shipping costs during the holiday period, and an increase in promotional (markdown) activities.

Adjusted EBITDA is not a financial measure prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). For a description of Adjusted EBITDA and a reconciliation of this measure to GAAP measures, see “Non-GAAP Financial Measures” below and Exhibit D of this press release.

Six Months Ended January 28, 2017 Results (26 weeks ended January 28, 2017 versus 26 weeks ended January 30, 2016)

•	Net sales were $636.7 million, compared to $676.9 million during the six months ended January 30, 2016.

•	Comparable sales (including online stores) decreased 5% compared to the six months ended January 30, 2016.

•	Comparable sales by brand for the six months ended January 28, 2017 compared to the six months ended January 30, 2016, and comparable sales by brand for the six months ended January 30, 2016 compared to the six months ended January 31, 2015, were as follows:

Comparable Sales	26 Weeks Ended January 28, 2017	26 Weeks Ended January 30, 2016
Gymboree	-6%	0%
Janie and Jack	2%	7%
Crazy 8	-5%	1%

•	Gross profit was $223.4 million, or 35.1% of net sales, compared to $263.7 million, or 39.0% of net sales, for the six months ended January 30, 2016. The decrease in gross profit year-over-year was driven primarily by a decrease in comparable store sales attributable to the Gymboree and Crazy 8 brands, a $13.0 million charge related to excess inventories, incremental distribution costs totaling $2.4 million related to expedited shipping costs during the holiday period, and an increase in promotional (markdown) activities.

•	SG&A expenses were $211.4 million, or 33.2% of net sales, compared to $227.4 million, or 33.6% of net sales, during the six months ended January 30, 2016. As a percentage of net sales, SG&A during the 26 weeks ended January 28, 2017 decreased by 40 basis points primarily due to lower marketing costs, store expenses and incentive compensation.

•	As discussed above, during the six months ended January 28, 2017, the Company recorded $368.1 million of non-cash goodwill and intangible asset impairment charges.

•	Loss from continuing operations, net of tax, during the six months ended January 28, 2017 was $335.8 million compared to income from continuing operations, net of tax, of $32.9 million during the six months ended January 30, 2016.

•	Adjusted EBITDA from continuing operations was $44.0 million compared to $72.0 million for the six months ended January 30, 2016. The decrease was attributed primarily to a decrease in comparable sales attributable to the Gymboree and Crazy 8 brands, a $13.0 million charge related to excess inventories, incremental distribution costs totaling $2.4 million related to expedited shipping costs during the holiday period, and an increase in promotional (markdown) activities.

Balance Sheet Highlights

•	As of January 28, 2017, the Company had $1.0 billion aggregate principal amount of indebtedness that will mature over the next 12 to 22 months, approximately $871.9 million of which is due within 12 months from March 14, 2017, as more fully described below:

Current liabilities

•	$54.0 million in borrowings outstanding under the Company’s asset-backed revolving credit facility (the “ABL facility”), due in December 2017. Undrawn line of credit availability under this facility, after being reduced by outstanding line of credit borrowings, letter of credit utilization of $34.6 million and the outstanding balance of the ABL Term Loan, was $90.7 million as of January 28, 2017, subject to a minimum amount of availability pursuant to the terms of the ABL facility. Our undrawn line of credit availability, net of the minimum amount of availability, was $67.9 million as of January 28, 2017.

•	$48.8 million of principal outstanding under the Company’s senior secured ABL Term Loan, due in December 2017.

•	$6.5 million of Term loan, due in March, June, September, and December 2017.

Long-term liabilities

•	$762.6 million of principal outstanding under the Company’s $820 million senior secured term loan (the “Term Loan”), due in February 2018.

•	$171.0 million of principal outstanding under the Company’s Senior Notes, due in December 2018.

•	Inventory balances as of January 28, 2017 were $210.9 million, an increase of $8.1 million or 4.0% compared to $202.8 million as of January 30, 2016. On a per square foot basis, inventory cost, net of lower-of-cost-or-market reserves, was up 6% at January 28, 2017 over the same period in fiscal 2015. Inventory units were up 10% at January 28, 2017 over the same period in fiscal 2015.

Cash Flow Highlights

•	Cash flows from operating activities decreased by $94.2 million from net cash provided by operating activities of $71.1 million during the 26 weeks ended January 30, 2016 to net cash used in operating activities of $23.1 million during the 26 weeks ended January 28, 2017. Cash flows from operating activities decreased partially because of a decrease in income before income taxes. Excluding the impact of goodwill and intangible asset impairment, depreciation and amortization and other non-cash charges, income before income taxes decreased by $8.8 million primarily because of a decline in gross profit driven by comparable sales decline and inventory charges. Cash flows from operating activities also decreased because of a $26.0 million decrease in merchandise inventories due to the timing of purchases. In addition, cash flows from operating activities decreased because of a $13.2 million decrease in prepaid expenses and other assets, and a $42.7 million decrease in accounts payable, accrued and other current liabilities due to timing of payments.

•	Capital expenditures were $12.1 million during the six months ended January 28, 2017.

•	Cash paid for interest was $32.7 million during the six months ended January 28, 2017 compared to $37.7 million during the six months ended January 30, 2016.

•	Cash paid for income taxes was $9.6 million during the six months ended January 28, 2017.

Non-GAAP Financial Measures

The Company defines “Adjusted EBITDA” as net (loss) income attributable to The Gymboree Corporation before interest expense, interest income, income taxes, and depreciation and amortization (“EBITDA”) adjusted for other items including, goodwill and intangible asset impairment, non-cash share-based compensation, loss on disposal/impairment of assets and sponsor management fees and expenses, as well as the impact of purchase accounting adjustments resulting from the Acquisition and other non-recurring or unusual items. The Company is likely to exclude these items from Adjusted EBITDA in the future and may also exclude other similar items, the effect of which is uncertain but may be significant in amount. The determination of the amounts that are excluded from non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts.

Adjusted EBITDA is a non-GAAP measure but is considered an important supplemental measure of the Company’s performance and is believed to be used frequently by securities analysts, investors and other interested parties in the evaluation of similar retail companies. Adjusted EBITDA is calculated in substantially the same manner as “EBITDA” under the indenture governing the Notes and “Consolidated EBITDA” under the agreement governing our Senior Credit Facilities. Adjusted EBITDA is not a presentation made in accordance with GAAP and the Company’s computation of Adjusted EBITDA may vary from others in the industry. Adjusted EBITDA should not be considered an alternative to operating income or net income, as a measure of operating performance or cash flow, or as a measure of liquidity. Adjusted EBITDA has important limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP (see Exhibit D for a reconciliation of Adjusted EBITDA from continuing operations to net (loss) income from continuing operations attributable to The Gymboree Corporation).

The live broadcast of second quarter fiscal 2017 financial results and fiscal 2017 business outlook will be available to interested parties at 2:00 p.m. PT (5:00 p.m. ET) on March 14, 2017. To listen to the live broadcast over the internet, please log on to www.gymboree.com, click on “Company Information” at the bottom of the page; go to “Investor & Media” and then “Conference Calls & Webcasts.” A replay of the call will be available two hours after the broadcast through midnight PT, Tuesday March 28, 2017, at 855-859-2056, passcode 65304456.

About The Gymboree Corporation

The Gymboree Corporation’s specialty retail brands offer unique, high-quality products delivered with personalized customer service. As of January 28, 2017, the Company operated a total of 1,291 retail stores: 586 Gymboree® stores (536 in the United States, 49 in Canada and 1 in Puerto Rico), 174 Gymboree Outlet stores (173 in the United States and 1 in Puerto Rico), 149 Janie and Jack® shops (148 in the United States and 1 in Puerto Rico), and 382 Crazy 8® stores in the United States. The Company also operates online stores at www.gymboree.com, www.janieandjack.com and www.crazy8.com.

Forward-Looking Statements

This press release includes forward-looking statements, including statements relating to The Gymboree Corporation’s anticipated future financial performance and ability to address the challenges imposed by its capital structure, and the Company’s expectation that (i) it has the right strategies in place to continue to generate positive Adjusted EBITDA well into the future and (ii) it will be able to address its capital structure in a manner that allows it to continue operations. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. The Company presently considers the following risks and uncertainties to be important factors that could cause actual results to differ materially from the Company’s expectations: the ongoing volatility in the commodities markets, mall traffic, our ability to successfully upgrade our omni-channel platforms and technology, as well implement our omni-channel strategy, our ability to realize expected expense management initiatives and drive growth in our wholesale channel, the success of our marketing initiatives, uncertainties relating to high levels of consumer debt and general economic conditions, volatility in the financial markets, potential data breaches of the Company’s or the Company’s vendors’ or suppliers’ computer networks, the Company’s ability to anticipate and timely respond to changes in trends, consumer preferences and customer reactions to new merchandise (particularly in light of the negative sales trends experienced over the holiday season), competitive market conditions, including promotional activities of the Company’s competitors, success in meeting the Company’s delivery targets, gross margin achievement, the Company’s ability to appropriately manage inventory and the level of promotional activity required to reduce inventory, effects of future embargos from countries used to source product, the Company’s ability to attract and retain key personnel and other qualified team members, and other factors, including those discussed under “Risk Factors” in “Item 1A. Risk Factors” of the Company’s Transition Report on Form 10-K for the 26 weeks ended July 30, 2016, filed with the Securities and Exchange Commission on October 28, 2016. The Company cautions investors to carefully consider the risks associated with, and not to place considerable reliance on, the forward-looking statements contained in this press release. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any of these statements.

Gymboree, Janie and Jack, and Crazy 8 are registered trademarks of The Gymboree Corporation.

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EXHIBIT A

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

(Unaudited)

	13 Weeks Ended		26 Weeks Ended
	January 28, 2017	January 30, 2016	January 28, 2017	January 30, 2016
Net sales:
Retail	$352,898	$376,230	$629,208	$665,883
Retail Franchise	3,936	5,170	7,453	11,037

Total net sales	356,834	381,400	636,661	676,920
Cost of goods sold, including buying and occupancy expenses	(240,423)	(232,576)	(413,245)	(413,189)

Gross profit	116,411	148,824	223,416	263,731
Selling, general and administrative expenses	(106,210)	(122,393)	(211,364)	(227,420)
Goodwill and intangible asset impairment	(368,069)	—	(368,069)	—

Operating (loss) income	(357,868)	26,431	(356,017)	36,311
Interest expense	(19,433)	(21,377)	(39,365)	(43,283)
Gain on extinguishment of debt	—	41,522	—	41,522
Other income (expense), net	81	(459)	216	(608)

(Loss) income before income taxes	(377,220)	46,117	(395,166)	33,942
Income tax benefit (expense)	52,285	(184)	59,339	(1,019)

Loss (income) from continuing operations, net of tax	(324,935)	45,933	(335,827)	32,923
Income from discontinued operations, net of tax	—	2,829	—	6,187

Net (loss) income	(324,935)	48,762	(335,827)	39,110
Net loss attributable to noncontrolling interest	—	677	—	301

Net (loss) income attributable to The Gymboree Corporation	$(324,935)	$49,439	$(335,827)	$39,411

EXHIBIT B

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	January 28,	July 30,	January 30,
	2017	2016	2016
ASSETS
Current assets:
Cash and cash equivalents	$22,119	$12,636	$9,774
Restricted cash	24,018	33,505	—
Accounts receivable, net	14,899	12,290	21,107
Merchandise inventories	210,895	232,959	202,832
Prepaid income taxes	2,062	2,046	2,196
Prepaid expenses	5,510	4,917	6,336
Current assets of discontinued operations	—	—	18,210

Total current assets	279,503	298,353	260,455
Property and equipment, net	134,038	143,751	155,550
Goodwill	123,140	357,041	356,348
Other intangible assets, net	164,874	300,073	303,608
Restricted cash	49,015	73,566	—
Other assets	4,928	5,728	6,170
Other assets of discontinued operations	—	—	58,345

Total assets	$755,498	$1,178,512	$1,140,476

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$117,352	$134,498	$107,866
Accrued and other current liabilities	80,740	111,909	90,281
Line of credit borrowings	54,000	42,000	19,000
Current portion of long-term debt, net	53,111	5,527	—
Current obligation under capital lease	—	—	605
Current liabilities of discontinued operations	—	—	13,300

Total current liabilities	305,203	293,934	231,052

Long-term liabilities:
Long-term debt, net	925,928	970,902	1,040,506
Long-term sale-leaseback financing liability, net	25,426	25,508	25,578
Long-term obligation under capital lease	—	—	2,245
Lease incentives and other liabilities	41,252	44,167	49,355
Unrecognized tax benefits	6,397	6,475	5,075
Deferred income taxes	60,440	110,799	124,243
Long-term liabilities of discontinued operations	—	—	310

Total liabilities	1,364,646	1,451,785	1,478,364
Stockholders’ deficit	(609,148)	(273,273)	(337,888)

Total liabilities and stockholders’ deficit	$755,498	$1,178,512	$1,140,476

EXHIBIT C

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	26 Weeks Ended
	January 28, 2017	January 30, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(335,827)	$39,110
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Goodwill and intangible impairment	368,069	—
Depreciation and amortization	18,698	20,459
Gain on extinguishment of debt	—	(41,522)
Inventory write-down	12,999	448
Amortization of deferred financing costs and accretion of original issue discount	4,623	4,164
Noncash interest charges	2,210	2,168
Loss on disposal/impairment of assets	2,931	3,720
Deferred income taxes	(53,673)	(1,204)
Share-based compensation expense	869	1,515
Other	(266)	549
Change in assets and liabilities:
Accounts receivable	(2,614)	(604)
Merchandise inventories	9,314	35,314
Prepaid income taxes	(16)	425
Prepaid expenses and other assets	(230)	12,935
Accounts payable	(17,145)	(14,764)
Accrued and other current liabilities	(30,785)	9,509
Lease incentives and other liabilities	(2,291)	(1,116)

Net cash (used in) provided by operating activities	(23,134)	71,106

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(12,139)	(13,907)
Decrease in restricted cash	34,038	8,157
Increase in related party loan receivable	—	(1,741)
Other	—	161

Net cash provided by (used in) investing activities	21,899	(7,330)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from ABL facility	319,000	187,000
Payments on ABL facility	(307,000)	(238,000)
Payments on ABL term loan	(1,250)	—
Repurchase of notes	—	(15,325)
Payments for deferred financing costs	—	(1,452)
Payments on capital lease and sale-leaseback financing liability	(109)	(374)

Net cash provided by (used in) financing activities	10,641	(68,151)

Effect of exchange rate fluctuations on cash and cash equivalents	77	(958)

Net increase (decrease) in cash and cash equivalents	9,483	(5,333)
CASH AND CASH EQUIVALENTS:
Beginning of period	12,636	23,497

End of period	22,119	18,164
Less - cash and cash equivalents of discontinued operations, end of period	—	(8,390)

Cash and cash equivalents of continuing operations, end of period	$22,119	$9,774

EXHIBIT D

THE GYMBOREE CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In thousands)

(Unaudited)

ADJUSTED EBITDA:

The Company defines “Adjusted EBITDA” as net (loss) income attributable to The Gymboree Corporation before interest expense, interest income, income tax expense/benefit, and depreciation and amortization (“EBITDA”) adjusted for other items, including goodwill and intangible asset impairment, non-cash share-based compensation, loss on disposal/impairment of assets, and sponsor management fees and expenses, as well as the impact of purchase accounting adjustments resulting from the acquisition of the Company by investment funds sponsored by Bain Capital Private Equity, LP (formerly Bain Capital Partners, LLC) (the “Acquisition”).

Adjusted EBITDA is not a performance measure under U.S. generally accepted accounting principles (“GAAP”), but is considered an important supplemental measure of the Company’s performance and is believed to be used frequently by securities analysts, investors and other interested parties in the evaluation of similar retail companies. Adjusted EBITDA is not a presentation made in accordance with GAAP and the Company’s computation of Adjusted EBITDA may vary from others in the industry. Adjusted EBITDA should not be considered an alternative to operating income or net income, as a measure of operating performance or cash flow, or as a measure of liquidity. Adjusted EBITDA has important limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

The table below provides a reconciliation of net (loss) income from continuing operations attributable to The Gymboree Corporation to Adjusted EBITDA from continuing operations:

	13 Weeks Ended		26 Weeks Ended
	January 28, 2017	January 30, 2016	January 28, 2017	January 30, 2016
Net (loss) income from continuing operations	$(324,935)	$45,933	$(335,827)	$32,923
Net loss from continuing operations attributable to noncontrolling interest	—	1,600	—	3,030

Net (loss) income from continuing operations attributable to The Gymboree Corporation	(324,935)	47,533	(335,827)	35,953
Reconciling items (a):
Interest expense	19,433	21,377	39,365	43,283
Interest income	(122)	(10)	(194)	(16)
Income tax (benefit) expense	(52,285)	118	(59,339)	953
Depreciation and amortization (b)	9,304	10,151	18,698	19,943
Non-cash share-based compensation expense	493	701	869	1,515
Loss on disposal/impairment on assets	2,288	2,834	2,931	3,164
Gain on extinguishment of debt	—	(41,522)	—	(41,522)
Goodwill and intangible asset impairment	368,069	—	368,069	—
Acquisition-related adjustments (c)	2,913	3,417	6,337	5,980
Other (d)	1,051	922	3,122	2,747

Adjusted EBITDA from continuing operations	$26,209	$45,521	$44,031	$72,000

(a) Excludes amounts related to noncontrolling interest, which are already excluded from net (loss) income from continuing operations attributable to The Gymboree Corporation.
(b) Includes the following:
Amortization of intangible assets (impacts SG&A)	$208	$384	$558	$768
Amortization of below and above market leases (impacts COGS)	(124)	(199)	(350)	(397)

	$84	$185	$208	$371

(c) Includes the following:
Additional rent expense recognized due to the elimination of deferred rent and construction allowances in purchase accounting (impacts COGS)	$1,737	$1,871	$3,484	$3,750
Sponsor fees, legal and accounting, as well as other costs incurred as a result of the Acquisition or refinancing (impacts SG&A)	1,176	1,546	2,853	2,230

	$2,913	$3,417	$6,337	$5,980

(d) Other is comprised of restructuring and non-recurring charges.

EXHIBIT E

THE GYMBOREE CORPORATION

RETAIL SALES BY BRAND

(In thousands)

(Unaudited)

				Total
	Gymboree	Janie and Jack	Crazy 8	Before VIE	VIE	Total
13 weeks ended January 28, 2017	$227,635	$44,934	$80,329	$352,898	$—	$352,898
13 weeks ended January 30, 2016	$244,237	$44,444	$85,431	$374,112	$2,118	$376,230
26 weeks ended January 28, 2017	$404,106	$79,952	$145,150	$629,208	$—	$629,208
26 weeks ended January 30, 2016	$430,660	$78,044	$153,256	$661,960	$3,923	$665,883